Exhibit 2.5





                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION




In re:                                              )   Chapter 11
                                                    )
Conseco, Inc., et al.,(1)                           )
                                                    )   Case No. 02 B49672
                        Debtors.                    )   Honorable Carol A. Doyle
                                                    )   (Jointly Administered)



        FINANCE COMPANY DEBTORS' SECOND AMENDED JOINT LIQUIDATING PLAN OF
                  REORGANIZATION PURSUANT TO CHAPTER 11 OF THE
                          UNITED STATES BANKRUPTCY CODE






James H.M. Sprayregen, P.C. (ARDC. No. 6190206)
Anup Sathy (ARDC No. 6230191)
Roger J. Higgins (ARDC No. 6257915)
Ross M. Kwasteniet (ARDC No. 6276604)
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

Counsel for the Debtors and Debtors-in-Possession
Dated:  May 7, 2003




--------
1 The Debtors are the following entities: (i) Conseco, Inc., CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., (collectively the "Holding Company Debtors"), (ii) Conseco Finance Corp. and Conseco Finance Servicing Corp (the "Initial Finance Company Debtors" and together with the Holding Company Debtors, the "Initial Debtors"), (iii) Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Green Tree Floorplan Funding Corp., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., and Crum-Reed General Agency, Inc. (collectively, the "CFC Subsidiary Debtors"), Mill Creek Servicing Corporation, Conseco Finance Credit Card Funding Corp., Green Tree Residual Finance Corp. I, and Green Tree Finance Corp.-Five (the "New Filing Entities", together with the Initial Finance Company Debtors and the CFC Subsidiary Debtors, the "Finance Company Debtors").

                                TABLE OF CONTENTS
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
Article I.

         DEFINED TERMS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW....................................................................1
                  A.       Rules of Interpretation, Computation of Time and Governing Law.........................1
                  B.       Proponents of Plan.....................................................................1
                  C.       Defined Terms..........................................................................1

Article II.

         SUBSTANTIVE CONSOLIDATION
         OF ASSETS AND LIABILITIES OF DEBTORS;
         CANCELLATION OF INTERCOMPANY CLAIMS.....................................................................11
                  A.       Substantive Consolidation.............................................................11
                  B.       Cancellation of Intercompany Claims...................................................11

Article III.

         UNCLASSIFIED CLAIMS AGAINST THE FINANCE COMPANY DEBTORS.................................................11
                  A.       DIP Facility Claims...................................................................11
                  B.       Administrative Claims.................................................................12
                  C.       Priority Tax Claims...................................................................12

Article IV.

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS
         AND EQUITY INTERESTS....................................................................................12
                  A.       Summary...............................................................................12
                  B.       Classification and Treatment of Classified Claims and Equity Interests:...............13

Article V.

         ACCEPTANCE OR REJECTION OF THE PLAN.....................................................................15
                  A.       Voting Classes........................................................................15
                  B.       Acceptance by Impaired Classes........................................................15
                  C.       Presumed Acceptance of the Plan.......................................................15
                  D.       Presumed Rejection of the Plan........................................................15
                  E.       Non-Consensual Confirmation...........................................................15

Article VI.

         PROVISIONS FOR IMPLEMENTATION OF THE PLAN...............................................................15
                  A.       Sale of Assets........................................................................15
                  B.       Establishment of the Post-Consummation Estate.........................................16
                  C.       Funding Expenses of the Post-Consummation Estate......................................16
                  D.       Corporate Action......................................................................16
                  E.       Appointment of Plan Administrator.....................................................16
                  F.       Cancellation of Notes, Instruments, Debentures and Equity Securities..................16
                  G.       Creation of Professional Fee Escrow Account...........................................16
                  H.       Creation of Employee Benefit Escrow Account...........................................17
                  I.       Creation of Lehman Escrow Account.....................................................17
                  J.       Creation of 93/94 Note Claim Escrow Account...........................................17
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                  K.       Creation of Consent Agreement Reserve Account.........................................17
                  L.       Creation of Post-Consummation Estate Budget Escrow Account............................17
                  M.       Creation of BED Escrow Account........................................................17
                  N.       Retiree Benefits......................................................................17

Article VII.

         EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................................18
                  A.       Assumption and Rejection of Executory Contracts and Unexpired Leases..................18
                  B.       Rejection Claims; Cure of Defaults....................................................18

Article VIII.

         PROVISIONS REGARDING DISTRIBUTIONS......................................................................18
                  A.       Time and Method of Distributions......................................................18
                  B.       Manner of Payment under the Plan......................................................18
                  C.       Delivery of Distributions.............................................................19
                  D.       Undeliverable Distributions...........................................................19
                  E.       Compliance with Tax Requirements/Allocation...........................................19
                  F.       Time Bar to Cash Payments.............................................................19
                  G.       Distributions after Effective Date....................................................19
                  H.       Fractional Dollars; De Minimis Distributions..........................................20
                  I.       Setoffs...............................................................................20
                  J.       Setoff of Certain Intercompany Notes..................................................20
                  K.       Preservation of Finance Company Debtors' Subordination Rights.........................20
                  L.       Waiver by Creditors of All Subordination Rights.......................................20
                  M.       Settlement of Claims and Controversies................................................20

Article IX.

         PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
         AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS.............................................................21
                  A.       Objections to Claims; Prosecution of Disputed Claims..................................21
                  B.       Estimation of Claims..................................................................21
                  C.       Controversy Concerning Impairment.....................................................21
                  D.       Payments and Distributions on Disputed Claims.........................................21

Article X.

         CONDITIONS PRECEDENT TO CONFIRMATION
         AND EFFECTIVE DATE OF THE PLAN..........................................................................22
                  A.       Conditions Precedent to Confirmation..................................................22
                  B.       Conditions Precedent to Effective Date of the Plan....................................22
                  C.       Waiver of Conditions Precedent........................................................23
                  D.       Effect of Non-Occurrence of Consummation..............................................23

Article XI.

         RELEASE, INJUNCTIVE AND RELATED PROVISIONS..............................................................23
                  A.       Compromise and Settlement.............................................................23
                  B.       Releases by the Finance Company Debtors...............................................23
                  C.       Releases by Holders of Claims.........................................................24
                  D.       Exculpation...........................................................................24
                  E.       Preservation of Rights of Action......................................................24
                  F.       Discharge of Claims and Termination of Equity Interests...............................26
                  G.       Injunction............................................................................26
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
Article XII.

         POST-CONSUMMATION ESTATE; THE PLAN ADMINISTRATOR........................................................27
                  A.       Generally.............................................................................27
                  B.       Purpose of the Post-Consummation Estate...............................................27
                  C.       Transfer of Assets....................................................................27
                  D.       Valuation of Assets...................................................................27
                  E.       Distribution; Withholding.............................................................28
                  F.       Post-Consummation Estate Implementation...............................................28
                  G.       Disputed Claims Reserve...............................................................28
                  H.       Termination of Post-Consummation Estate...............................................28
                  I.       Termination of Plan Administrator.....................................................29
                  J.       Exculpation; Indemnification..........................................................29

Article XIII.

         RETENTION OF JURISDICTION...............................................................................29

Article XIV.

         MISCELLANEOUS PROVISIONS................................................................................30
                  A.       Modification of Plan Supplement.......................................................30
                  B.       Effectuating Documents, Further Transactions and Corporation Action...................30
                  C.       Dissolution of Committee(s)...........................................................30
                  D.       Payment of Statutory Fees.............................................................31
                  E.       Modification of Plan..................................................................31
                  F.       Revocation of Plan....................................................................31
                  G.       Successors and Assigns................................................................31
                  H.       Reservation of Rights.................................................................31
                  I.       Section 1146 Exemption................................................................31
                  J.       Further Assurances....................................................................32
                  K.       Service of Documents..................................................................32
                  L.       Transactions on Business Days.........................................................33
                  M.       Filing of Additional Documents........................................................33
                  N.       Post-Effective Date Fees and Expenses.................................................33
                  O.       Severability..........................................................................33
                  P.       Conflicts.............................................................................33
                  Q.       Term of Injunctions or Stays..........................................................33
                  R.       Entire Agreement......................................................................33
                  S.       Closing of the Chapter 11 Cases.......................................................33

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--------------------------------------------------------------------------------
        FINANCE COMPANY DEBTORS' SECOND AMENDED JOINT LIQUIDATING PLAN OF
                  REORGANIZATION PURSUANT TO CHAPTER 11 OF THE
                          UNITED STATES BANKRUPTCY CODE
--------------------------------------------------------------------------------

         Pursuant to Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., the Finance Company Debtors and Debtors-in-Possession (including, for purposes of the Plan, the New Filing Entities) in the above-captioned and numbered cases, hereby respectfully propose the following Second Amended Joint Liquidating Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as defined):

                                   Article I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.       Rules of Interpretation, Computation of Time and Governing Law

         1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections and Articles are references to Sections and Articles hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2. In computing any period of time prescribed or allowed hereby, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

         3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

B.       Proponents of Plan

         The Finance Company Debtors have proposed this Plan. Article IV contains the classification and treatment of Claims and Equity Interests against the Finance Company Debtors. The Holding Company Debtors are not proponents of this Plan.

C.       Defined Terms

             Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

         1. "93/94 Notes" means, collectively, (i) the $200,000,000 original principal amount 8.125% senior notes due February 15, 2003, issued by CNC, with $67,892,689 in principal and accrued but unpaid interest outstanding as of the Initial Petition Date, and (ii) the $200,000,000 original principal amount 10.5% senior notes due December 15, 2004, issued by CNC, with $25,855,090 in principal and accrued but unpaid interest outstanding as of the Initial Petition Date.

         2. "93/94 Note Claims" means claims derived from or based upon the 93/94 Notes.

         3. "93/94 Note Claim Escrow Account" means an interest-bearing savings account funded out of the Sale Proceeds pursuant to the Sale Orders and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, the Allowed 93/94 Note Claims.

         4. "Accrued Professional Compensation" means, at any given moment, all accrued fees and expenses (including but not limited to success fees) for services rendered by all Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by Final Order, to the extent such fees and expenses have not been paid regardless of whether a fee application is filed for such amount. To the extent a court denies by Final Order a Professional's fees or expenses, such amounts shall no longer be considered Accrued Professional Compensation.

         5. "Administrative Claim" means a Claim for costs and expenses of administration under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (i) the actual and necessary costs and expenses incurred after the Initial Petition Date of preserving the Estate and operating the businesses of the Finance Company Debtors (such as wages, salaries, reimbursement obligations or commissions for services and payments for goods and other services and leased premises); (ii) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the Initial Petition Date and ending on the Confirmation Date; (iii) all fees and charges assessed against the Estate under chapter 123 of title 28 United States Code, 28 U.S.C. ss.ss. 1911-1930 and (iv) any obligations designated as Allowed Administrative Claims pursuant to a Final Order.

         6. "Affiliate" means any Entity that is an affiliate of the Finance Company Debtors within the meaning of section 101(2) of the Bankruptcy Code.

         7. "Allowed" means, with respect to Claims or Equity Interests, (i) any Claim against or Equity Interest in a Finance Company Debtor, proof of which is timely Filed, or by order of the Bankruptcy Court is not or will not be required to be Filed, (ii) any Claim or Equity Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely proof of Claim has been Filed, or (iii) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Interest described in clauses (i) or (ii) immediately above, such Claim or Equity Interest shall be Allowed only if (x) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (y) such an objection is so interposed and the Claim or Equity Interest shall have been Allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan). Except as otherwise specified in the Plan or a Final Order of the Bankruptcy Court, the amount of an Allowed Claim shall not include interest on such Claim from and after the Initial Petition Date.

         8.  "Auction Date" means March 4, 2003.

         9. "Ballot" or "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         10. "Balloting Agent" means Bankruptcy Management Corporation, retained by order of the Bankruptcy Court dated January 14, 2003.

         11. "Bankruptcy Code" means Title 11 of the United States Code and applicable portions of Titles 18 and 28 of the United States Code.

         12. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois, or any other court having jurisdiction over the Chapter 11 Cases.

         13. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. ss. 2075 and the General, Local and Chambers Rules of the Bankruptcy Court, as amended from time to time.

         14. "BED Escrow Account" means an interest bearing account funded in the amount of $1,412,401.34 out of the Sale Proceeds pursuant to the BED Settlement Agreement, which account shall be maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purposes described in the BED Settlement Agreement.

         15. "BED Settlement Agreement" means that certain settlement agreement between the Finance Company Debtors and the South Dakota Board of Economic Development approved by the Bankruptcy Court on March 14, 2003, resolving the South Dakota Board of Economic Development's objection to entry of the CFN Sale Order.

         16. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

         17. "Business Day" means any day, other than a Saturday, Sunday, "legal holiday" (as defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York, New York are required or are authorized to close by law or executive order.

         18. "Buyers" means CFN and GE.

         19. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

         20. "Cash Management Order" means that certain order of the Bankruptcy Court, entered on or about December 18, 2002, approving and authorizing the continuation of the Finance Company Debtors' cash management system.

         21. "Causes of Action" means all Claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities under the Bankruptcy Code, including sections 506, 510, 542, 543, 544, 545, 547, 548 549, 500, 551, and 553 of the Bankruptcy Code or
otherwise) of the Finance Company Debtors, the Debtors-in-Possession, and/or the Post-Consummation Estate (including, but not limited to, those actions described in Article XI hereof) that are or may be pending on the Effective Date or instituted by the Plan Administrator, on behalf of the Post-Consummation Estate, after the Effective Date against any Person or Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order (unless released or resolved pursuant to the Plan or otherwise prior to the Effective Date). Causes of Action include, but are not limited to, Third Party Actions, but do not include any such actions included in the Divested Assets (if any)).

         22. "CFC" means Conseco Finance Corp., a Delaware corporation.

         23. "CFC/CIHC Intercompany Note" means that certain $1,460,799,080 note due May 11, 2005, issued September 9, 2000, by CFC to CIHC, with $277,376,671 in principal and accrued but unpaid interest outstanding as of the Petition Date.

         24. "CFC Preferred Stock" means those 750 shares of 9% Redeemable Cumulative Preferred Stock of CFC, held by CNC, with a stated value of $1 million per share.

         25. "CFC Residual Intercompany Claims" means the amount (if any) that CIHC owes to CFC on account of the CIHC/CFC Intercompany Note after setoff of the CFC/CIHC Intercompany Note.

         26. "CFC Subsidiary Debtor Petition Date" means February 3, 2003.

         27. "CFN" means CFN Investments Holdings LLC, a Delaware limited liability company.

         28. "CFN Closing Date" means the date of the closing of the transaction contemplated by the CFN Purchase Agreement.

         29. "CFN Purchase Agreement" means that certain Amended and Restated Asset Purchase Agreement dated March 14, 2003, between CFC and certain of its subsidiaries and CFN.

         30. "CFN Sale Order" means that certain order entered by the Bankruptcy Court on March 14, 2003, authorizing and approving the CFN Purchase Agreement.

         31. "CFSC" means Conseco Finance Servicing Company, a Delaware corporation.

         32. "Chapter 11 Cases" means the following cases styled In re: Conseco, Inc., et al., including (i) the chapter 11 bankruptcy proceedings filed by CFC and CFSC on the Initial Petition Date in the Bankruptcy Court, with case numbers 02-49675-02-49676, (ii) with the chapter 11 bankruptcy proceedings filed by the CFC Subsidiary Debtors on the CFC Subsidiary Debtor Petition Date in the Bankruptcy Court, with case numbers 03-04692-03-04709 and (iii) the chapter 11 bankruptcy proceedings to be filed by the New Filing Entities prior to Confirmation.

         33. "CIHC" means CIHC, Incorporated, a Delaware corporation.

         34. "CIHC/CFC Intercompany Note" means the $400 million original principal amount note dated May 11, 2002, issued by CIHC to CFC, with approximately $315,030,986 in principal and accrued but unpaid interest as of the Initial Petition Date.

         35. "Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) against a Debtor, including, but not limited to: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         36. "Claims Objection Deadline" means 180 days after the Effective
Date.

         37. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article IV herein .

         38. "Committee" means the Official Committee of Unsecured Creditors of the Finance Company Debtors.

         39. "Committee Members" means any current or former members of the Committee.

         40. "CNC" means Conseco Inc., an Indiana corporation.

         41. "Confirmation" means the entry on the docket by the Clerk of the Bankruptcy Court of the Confirmation Order, subject to all conditions specified in Article X.A herein having been satisfied or waived pursuant to Article X.C herein.

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

         42. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         43. "Confirmation Hearing" means the hearing at which the Confirmation Order is considered by the Bankruptcy Court.

         44. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         45. "Consent Agreement Reserve Account" means that certain account to be funded in the amount of $35 million by CFC on the CFN Closing Date, plus all Third Party Action Reserve Account Net Litigation Proceeds (if any), to be administered and distributed according to the terms of that certain Consent Agreement dated March 14, 2003, by and among CFC, Wells Fargo Bank, Minnesota, National Association, U.S. Bank National Association, Federal National Mortgage Association, the Official Committee, the Ad Hoc Securitization Holders Committee and CFN.

         46. "Consummation" means the occurrence of the Effective Date.

         47. "Creditor" means any Holder of a Claim.

         48. "Debtors-in-Possession" means the Finance Company Debtors, as debtors-in-possession in the Chapter 11 Cases.

         49. "DIP Facility Claims" means Claims derived from or based upon the FPS DIP Facility and the GTFC/GTRFC DIP Facility.

         50. "Director and Officer Insurance Policy" means those policies provided or described in the Plan Supplement.

         51. "Disclosure Statement" means the Disclosure Statement for the Second Amended Joint Liquidating Plan of Reorganization of the Finance Company Debtors under Chapter 11 of the Bankruptcy Code, dated May 7, 2003, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

         52. "Disputed" means, with respect to any Claim or Equity Interest, as of the date of determination, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent, unless and until it is Allowed; (b) as to which any Finance Company Debtor or any other party-in-interest has Filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order;
(c) as to which the deadline for filing objections has not passed (whether or not an objection has been filed), unless and to the extent such Claim or Equity Interest has been Allowed pursuant to an order that is a Final Order; or (d) is otherwise disputed by any of the Finance Company Debtors or any other party in interest in accordance with applicable law, which dispute has not been withdrawn or determined by a Final Order.

         53. "Distribution Record Date" means the date for determining which Holders of Claims and Equity Interests are eligible to receive distributions hereunder, and shall be the Confirmation Date or such other date as designated in an order of the Bankruptcy Court.

         54. "Divested Assets" has the meaning ascribed to "Purchased Assets" under the CFN Purchase Agreement and GE Purchase Agreement.

         55. "Effective Date" means the date selected by the Finance Company Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in
Article X.B herein have been (x) satisfied or (y) waived pursuant to Article X.C herein.

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

         56. "Employee Benefit Escrow Account" means an interest-bearing savings account funded out of the Sale Proceeds and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, all Shared Employee Benefit Liabilities, provided that such escrow account will only be maintained to the extent funds are available after all Administrative Claims are reserved or accrued for under the Plan.

         57. "Entity" means an entity as defined in Section 101(15) of the Bankruptcy Code.

         58. "Equity Interest" means all equity interests in any of the Finance Company Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         59. "Estates" means the collective estates of each of the Finance Company Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases for each of the Finance Company Debtors.

         60. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         61. "Final Decree" means the decree contemplated under Fed. R. Bankr.
P. 3022.

         62. "Final DIP Order" means, collectively, (a) that certain order of the Bankruptcy Court, entered on or about January 14, 2003, authorizing and approving the FPS DIP Facility; and (b) that certain order of the Bankruptcy Court, entered on or about April 14, 2003, authorizing and approving certain amendments to the FPS DIP Facility.

         63. "Final Order" means an order of the Bankruptcy Court (i) as to which the time to appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, reconsideration or rehearing is pending; or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order has been affirmed by the highest court to which such order was appealed or from which certiorari was sought, reargument, reconsideration or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired; provided, however, that a possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule may be, but has not been, Filed with respect to such order, shall not cause such order not to be a Final Order.

         64. "Finance Company Debtor Employees" means employees of the Finance Company Debtors on or prior to the Effective Date.

         65. "Finance Company Debtor" or "Debtor", as the case may be, shall mean, as the context requires, any of the Finance Company Debtors.

         66. "Finance Company Debtors" means Conseco Finance Corp., Conseco Finance Servicing Corp., Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Green Tree Floorplan Funding Corp., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., and Crum-Reed General Agency, Inc., and shall be deemed to include the New Filing Entities upon their filing of voluntary chapter 11 petitions.

         67. "FPS DIP Facility" means that certain DIP credit facility approved by Final Order of the Bankruptcy Court on January 14, 2003, as amended from time to time, as between the Finance Company Debtors and U.S. Bank and FPS DIP LLC, an affiliate of Fortress Investment Group LLC, J.C. Flowers & Co. LLC., and Cerberus Capital Management, L.P., in an amount not to exceed $150,000,000.

         68. "GE" means General Electronic Capital Corporation, a Delaware corporation, as purchaser under the GE Purchase Agreement.

         69. "GE Closing Date" means the date of the closing of the transaction contemplated by the GE Purchase Agreement.

         70. "GE Purchase Agreement" means that certain Asset Purchase Agreement dated March 14, 2003, between CFC and certain of its subsidiaries and GE.

         71. "GE Sale Order" means that certain order entered by the Bankruptcy Court on March 14, 2003, authorizing and approving the GE Purchase Agreement.

         72. "General Unsecured Claim" means any Claim against any Finance Company Debtor that is not a/an (i) DIP Facility Claim, (ii) Administrative Claim, (iii) Priority Tax Claim, (iv) Other Priority Claim, (v) Other Secured Claim, or (vi) Lehman Secured Claim.

         73. "Governmental Unit" has the meaning ascribed to it in section 101(27) of the Bankruptcy Code.

         74. "GTFC/GTRFC DIP Facility" means that certain Final Order entered by the Bankruptcy Court on January 14, 2003, pursuant to which CFC was authorized to borrow up to $25 million from Green Tree Finance Corp.-Five ("GTFC") and Green Tree Residual Finance Corp. I ("GTRFC").

         75. "Holder" means the Beneficial Holder of an Equity Interest or
Claim.

         76. "Holding Company Debtors" means CNC, CIHC, CTIHC, Inc., a Delaware corporation, and Partners Health Group, Inc., an Illinois corporation.

         77. "Holding Company Debtors' Plan" means that certain Holding Company Debtors' Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, filed on or about January 31, 2003, as amended from time to time.

         78. "Impaired" means with respect to any Class of Claims or Equity Interests, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         79. "Impaired Claim" or "Impaired Equity Interest" means a Claim or Equity Interest, as the case may be, classified in an Impaired Class.

         80. "Initial Petition Date" means December 17, 2002.

         81. "Intercompany Claim" means any Claim held by any direct or indirect subsidiary of the Finance Company Debtors against any Finance Company Debtor or by any Finance Company Debtor against any other Finance Company Debtor.

         82. "Intercompany Interests" means any and all Equity Securities of a Finance Company Debtor or any subsidiary of a Finance Company Debtor that are owned by any Finance Company Debtor or any subsidiary of any Finance Company Debtor as of the Record Date.

         83. "Lehman Adversary Proceeding" means that certain adversary proceeding filed on or about April 16, 2003, by the CFC Creditors' Committee against Lehman.

         84. "Lehman Escrow Account" means an interest-bearing savings account funded out of the Sale Proceeds and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, the Lehman Secured Claims.

         85. "Lehman Residuals Facility" means (a) the Master Repurchase Agreement and Annex to Master Repurchase Agreement Supplemental Terms and Conditions, each dated as of September 29, 1999, between Green Tree Residual Finance Corp. I and Lehman Brothers, Inc., as amended from time to time, and as each of the same may be further amended in accordance with the terms thereof and of the CFN Purchase Agreement and GE Purchase Agreement.

         86. "Lehman Secured Claims" means, to the extent secured, any and all Claims arising under, related to or derived from the Lehman Residuals Facility and Lehman Warehouse Facility, and any modifications, forbearance agreements or other ancillary agreements related thereto, (amount estimated by Lehman to be $652,645,513 as of the Auction Date).

         87. "Lehman Warehouse Facility" means the Second Amended and Restated Master Repurchase Agreement; dated as of January 30, 2002, between Lehman Commercial Paper, Inc. and Green Tree Finance Corp.-Five, as amended from time to time, and as the same may be further amended in accordance with the terms thereof and of the CFN Purchase Agreement and GE Purchase Agreement.

         88. "Lien" means any charge against or interest in property to secure payment of a debt or performance of an obligation, including a right of set off to secure payment of a debt or performance of an obligation.

         89. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         90. "Net Litigation Proceeds" means gross proceeds recovered from litigation less any costs and expenses associated with such litigation.

         91. "New Filing Entities" shall mean Conseco Finance Credit Card Funding Corp., Mill Creek Servicing Corporation, Green Tree Residual Finance Corp. I, and Green Tree Finance Corp.-Five, which entities the Finance Company Debtors expect will file voluntary chapter 11 petitions prior to Confirmation to the extent necessary to close the Sale Transactions.

         92. "Official Bankruptcy Forms" means the Official and Procedural Bankruptcy Forms, prescribed by the Judicial Conference of the United States, in accordance with Fed. R. Bankr. P. 9009.

         93. "Official Committee" means the official committee of unsecured creditors appointed in the Finance Company Debtors' Chapter 11 Cases.

         94. "Other Priority Claims" means any and all Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         95. "Other Secured Claims" means any and all Secured Claims held by any Creditors that are not otherwise specifically described herein, but not including (1) the Lehman Secured Claims and (2) any portion of the 93/94 Note Claims that are held to be Secured Claims against any of the Finance Company Debtors.

         96. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, trustee, United States Trustee, estate, unincorporated organization, government, Governmental Unit (as defined in the Bankruptcy Code), agency, or political subdivision thereof, or other entity.

         97. "Petition Date" means, collectively, the Initial Petition Date, the CFC Subsidiary Debtor Petition Date and shall be deemed to include the dates on which each New Filing Entity files a voluntary chapter 11 petition.

         98. "Plan" means this Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, together with all exhibits hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

         99. "Plan Administrator" means the Person to be designated by CFC, in its sole and absolute discretion, as the Person responsible for, among other things, the matters described in Article XII hereof.

         100. "Plan Supplement" means the compilation of documents and form of documents, schedules and exhibits to be Filed 10 days prior to the Voting Deadline, as modified or supplemented prior to the Confirmation Hearing in accordance with Article XIV.A of the Plan.

         101. "Post-Consummation Estate" means the trust to be created on the Effective Date in accordance with the provisions of Article XII of the Plan and the Post-Consummation Estate Agreement for the benefit of holders of certain Allowed Claims.

         102. "Post-Consummation Estate Agreement" means the trust agreement, substantially in the form attached as an exhibit to the Plan Supplement, that documents the Post-Consummation Estate, describes the powers, duties and responsibilities of the Plan Administrator and the liquidation and distribution of proceeds of the Post-Consummation Estate Assets. CFC (or its designee) shall, under the Post-Consummation Estate Agreement, have sole and absolute oversight responsibility with respect to the Post-Consummation Estate and the Plan Administrator.

         103. "Post-Consummation Estate Assets" means the Residual Assets.

         104. "Post-Consummation Estate Budget" means the budget for wind-down expenses projected to be paid by the Post-Consummation Estate (including Administrative, Other Secured and Priority Claims under the Plan), which budget is annexed as an exhibit to the Plan Supplement.

         105. "Post-Consummation Estate Budget Escrow Account" means an interest-bearing savings account funded out of the Sale Proceeds and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, the Post-Consummation Estate Budget.

         106. "Prepetition Note Balance" means the net prepetition balance owed by CIHC to CFC after the set-off of the CFC/CIHC Intercompany Note against the CIHC/CFC Intercompany Note.

         107. "Priority Non-Tax Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim.

         108. "Priority Tax Claim" means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         109. "Professional Fee Escrow Account" means an interest-bearing savings account funded out of the Sale Proceeds and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, all Accrued Professional Compensation.

         110. "Professional", or collectively "Professionals" means a Person or Entity employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         111. "Pro Rata" means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class.

         112. "Proof of Claim" has the meaning ascribed to it in Fed. R. Bankr.
P. 3001.

         113. "Purchase Agreements" means the CFN Purchase Agreement and the GE Purchase Agreement.

         114. "Record Date" means April 25, 2003, as the date to be established for the purpose of determining those Holders of Allowed Claims and Equity Interests that are entitled to vote to accept or reject this Amended Modified Plan.

         115. "Releasees" means all officers, directors, employees, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, Professionals and other representatives of the Finance Company Debtors and their subsidiaries, whether current or former, in each case in their capacity as such, and only if serving in such capacity on the Petition Date or thereafter.

         116. "Residual Assets" means all assets of the Finance Company Debtors and their subsidiaries that are not Divested Assets, including, but not limited to, Causes of Actions and the Net Litigation Proceeds therefrom (other than Third Party Action Reserve Account Net Litigation Proceeds).

         117. "Residual Balance" means the remainder of the Sale Proceeds and any other residual assets of the Post-Consummation Estate after (i) providing for the payment of the expenses specified in the Post-Consummation Estate Budget and (ii) paying the DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, Class 3 Lehman Secured Claims and Class 4 93/94 Note Claims in full, in Cash, to the extent Allowed, on the Effective Date or as soon thereafter as practicable, including proceeds from the sale of any Residual Assets, any escrow amounts which are not paid according to the terms of such escrow agreements, and amounts not used under the Post-Consummation Estate Budget.

         118. "Sale Orders" means the GE Sale Order and the CFN Sale Order.

         119. "Sale Proceeds" means the Cash to be received by the Debtors on the Closing Dates pursuant to the terms of the Purchase Agreements.

         120. "Sale Transactions" means those transactions contemplated by the CFN Purchase Agreement and the GE Purchase Agreement.

         121. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs as the Bankruptcy Court requires the Debtors to file pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

         122. "Scheduling Order" means an order to be entered by the Bankruptcy Court granting the Finance Company Debtors' motion to establish scheduling procedures, filed on or about April 1, 2003, as amended from time to time.

         123. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

         124. "Shared Employee Benefit Liabilities" means those obligations which have arisen or may in the future arise with respect to those employee benefit programs where liability is shared or joint and several as between the Finance Company Debtors and (i) the Holding Company Debtors or (ii) Conseco Services, LLC.

         125. "Subject Subsidiary" shall have the meaning set forth in section 2.1(b) of the CFN Purchase Agreement.

         126. "Substantive Consolidation Order" means the Order of the Bankruptcy Court substantively consolidating, for limited purposes, the Chapter 11 Cases (which may be part of the Confirmation Order), but providing that substantive consolidation shall not be implemented with respect to and shall not otherwise affect the distributions to be made on account of the Lehman Secured Claims or the DIP Facility Claims.

         127. "Third Party Actions" means any Cause of Action that does not include: (a) an action brought by the Finance Company Debtors or the Committee pursuant to Chapter 5 of the Bankruptcy Code, (b) an action to enforce a claim or any distribution on any intercompany claim of the CFC Debtors against the Parent Company Debtors, and (c) an action to void and terminate the pledge of the shares of Mill Creek Bank Inc.

         128. "Third Party Action Reserve Account Net Litigation Proceeds" means fifty percent (50%) of any Net Litigation Proceeds exceeding $100 million in the aggregate which are recovered from Third Party Actions.

         129. "Unimpaired" means, with respect to a Class of Claims or Equity Interests, a Claim or Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

         130. "Unimpaired Classes" means Classes 1 and 2, which are not impaired Classes within the meaning of section 1124 of the Bankruptcy Code.

         131. "Voting Deadline" means June 9, 2003.

         132. "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.


                                  Article II.

                            SUBSTANTIVE CONSOLIDATION
                      OF ASSETS AND LIABILITIES OF DEBTORS;
                       CANCELLATION OF INTERCOMPANY CLAIMS

A.       Substantive Consolidation

         Pursuant to the Substantive Consolidation Order, the Finance Company Debtors' Estates and all of the debts of all of the Finance Company Debtors will be substantively consolidated for purposes of treating the Claims pursuant to
Article IV hereof, including for voting, confirmation and distribution purposes, provided, however, that substantive consolidation shall not be implemented with respect to and shall not otherwise affect the distributions to be made on account of the Lehman Secured Claims or the DIP Facility Claims.

B.       Cancellation of Intercompany Claims

         Pursuant to the terms of the Substantive Consolidation Order, and unless excepted by a schedule in the Plan Supplement, all Finance Company Debtor Intercompany Claims were extinguished except as necessary to preserve the Causes of Action.

                                  Article III.

             UNCLASSIFIED CLAIMS AGAINST THE FINANCE COMPANY DEBTORS

A.       DIP Facility Claims

         Pursuant to the Final DIP Order, the CFN Sale Order and the GE Sale Order, the DIP Facility Claims will be paid in full in Cash out of the Sale Proceeds. To the extent any DIP Facility Claim has not been fully paid prior to the Effective Date, subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of a DIP Facility Claim will be paid the full unpaid amount of such DIP Facility Claim in Cash on the Effective Date or as soon thereafter as is practicable.

B.       Administrative Claims

         Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or
(iii) upon such other terms as may be agreed upon by such Holder and the respective Finance Company Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Finance Company Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Finance Company Debtors are not obligated to pay Administrative Claims allowed solely against any Holding Company Debtors or the Post-Consummation Estate, but the Finance Company Debtors are obligated to pay, as administrative expenses, those expenses which are allocable to the Finance Company Debtors, including expenses that have been or will be paid by the Holding Company Debtors or their affiliates (other than the Finance Company Debtors) on behalf of or for the benefit of the Finance Company Debtors or their affiliates.

C.       Priority Tax Claims

         On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of 4% per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. Without impairing the obligation of the Finance Company Debtors to reimburse the Holding Company Debtors for any allocable portions of Allowed Priority Tax Claims against the Holding Company Debtors, the Finance Company Debtors are not obliged to pay Priority Claims that any Holding Company Creditors may have solely against any Holding Company Debtors or against Post-Consummation Estate.

                                  Article IV.

                CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS
                              AND EQUITY INTERESTS

A.       Summary

         The categories of Claims and Equity Interests listed below classify Claims and Equity Interests in or against the Finance Company Debtors for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

THIS PLAN SEEKS TO SUBSTANTIVELY CONSOLIDATE THE FINANCE COMPANY DEBTORS' ESTATES (OTHER THAN WITH RESPECT TO THE LEHMAN SECURED CLAIMS AND THE DIP FACILITY CLAIMS), AS FURTHER DESCRIBED IN Article II HEREIN. IF THE BANKRUPTCY COURT AUTHORIZES AND ORDERS SUCH SUBSTANTIVE CONSOLIDATIONS, THE COMBINED CASH AND OTHER ASSETS OF ALL OF THE FINANCE COMPANY DEBTORS AND THE POST-

CONSUMMATION ESTATE SHALL SATISFY ALL ALLOWED CLAIMS AGAINST THE FINANCE COMPANY DEBTORS OR THEIR ESTATES.

     Summary of Classification and Treatment of Claims and Equity Interests

         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         1            Other Priority Claims                                  Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         2            Other Secured Claims                                   Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         3            Lehman Secured Claims                                  Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         4            93/94 Note Claims                                      Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         5            General Unsecured Claims                               Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         6            Equity Interests                                       Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------

B.       Classification and Treatment of Classified Claims and Equity Interests:

         1. Class 1--Other Priority Claims

         (a) Classification: Class 1 comprises the Other Priority Claims, which are Claims against the Finance Company Debtors.

         (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the Finance Company Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

               (i) Payment of each Allowed Class 1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that Class 1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

         (c) Voting: Class 1 is Unimpaired and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

2.       Class 2--Other Secured Claims

         (a) Classification: Class 2 comprises the Other Secured Claims.

         (b) Treatment: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Class 2 Claims. Unless otherwise agreed to by the Holder of the Allowed Class 2 Claim and the Finance Company Debtors, each Holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of such Allowed Class 2 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

               (i) the payment of such Holders' Allowed Class 2 Claim in full in Cash on the Effective Date;

               (ii) the payment to Holders of the sale or disposition proceeds of the collateral securing each such Allowed Class 2 Claim to the extent of the value of the Holder's interest in such property;

               (iii) the surrender to each Holder of all collateral securing each such Allowed Class 2 Claim without representation or warranty by or further recourse against the relevant Finance Company Debtor; provided that, such surrender must render each such Allowed Class 2 Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (iv) treatment in any other manner so as to render the Allowed Class 2 Claim otherwise Unimpaired pursuant to section 1124 of the Bankruptcy Code.

         (c) Voting: Class 2 is Unimpaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

3.       Class 3--Lehman Secured Claims

         (a) Classification: Class 3 comprises the Lehman Secured Claims.

         (b) Treatment: Holders of Allowed Class 3 Claims shall receive, in full and final satisfaction of their respective Allowed Class 3 Claims, including any guarantee or other claims against any Finance Company Debtor or against any affiliate of any Finance Company Debtor (other than CIHC), the payment of Cash equal to the amount of each such Allowed Class 3 Claim, payable on the later of the closing of the transaction contemplated by the CFN Sale Order and (ii) the date of the resolution of the Lehman Adversary Proceeding, provided, however, that the Plan Administrator shall have the discretion to make any such distribution.

         (c) Voting: Class 3 is Impaired and the Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

4.       Class 4--93/94 Note Claims

         (a) Classification: Class 4 comprises the 93/94 Note Claims against the Finance Company Debtors.

         (b) Treatment: Holders of Allowed 93/94 Note Claims against the Finance Company Debtors shall receive, in full and final satisfaction of their Claims against the Finance Company Debtors and the Holding Company Debtors, the payment of Cash equal to the amount of each such Allowed Class 4 Claim, payable on the Effective Date or as soon thereafter as is practicable.

         (c) Voting: Class 4 is Impaired and Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

5.       Class 5--General Unsecured Claims

         (a) Classification: Class 5 comprises the General Unsecured Claims against the Finance Company Debtors.

         (b) Treatment: Holders of Allowed Class 5 Claims shall receive, in full and final satisfaction of their Allowed Class 5 Claims, their respective Pro Rata shares of the Residual Balance.

         (c) Voting: Class 5 is Impaired and the Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

6.       Class 6--Equity Interests

         (a) Classification: Class 6 comprises the Equity Interests in the Finance Company Debtors.

         (b) Treatment: On the Effective Date, Class 6 Equity Interests will be cancelled and the Holders thereof will receive no distribution on account of their Interests.

         (c) Voting: Class 6 is Impaired and the Holders of Class 6 Equity Interests are conclusively deemed to have rejected the Plan. Holders of Class 6 Equity Interests shall not be entitled to vote to accept or reject the Plan.

                                   Article V.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.       Voting Classes

         Subject to Article V.C hereof, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject the Plan. Each Holder of an Allowed Claim in Classes 3, 4, and 5 shall be entitled to vote to accept or reject the Plan.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall be deemed to have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.       Presumed Acceptance of the Plan

         Classes 1 and 2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.       Presumed Rejection of the Plan

         Class 6 is deemed to reject the Plan.

E.       Non-Consensual Confirmation

         To the extent that any Impaired Class rejects this Plan or is deemed to have rejected this Plan, the Debtors will request confirmation of this Plan as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                  Article VI.

                    PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.       Sale of Assets

         On or prior to the Effective Date, the Finance Company Debtors shall consummate the Sale Transactions pursuant to the terms of the Purchase Agreements. On the Effective Date, the Residual Assets shall be transferred to the Post-Consummation Estate as part of the Post-Consummation Estate Assets.

B.       Establishment of the Post-Consummation Estate

         On the Effective Date, the Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date), on their own behalf and on behalf of holders of Allowed Claims shall execute the Post-Consummation Estate Agreement and shall take all other steps necessary to establish the Post-Consummation Estate pursuant to the Post-Consummation Estate Agreement. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Finance Company Debtors shall transfer to the Post-Consummation Estate all of their right, title, and interest in all of the Residual Assets (including, unless otherwise provided for in the Plan, the purchase price paid by the respective purchasers under the Purchase Agreements). In connection with the transfer of these assets, including rights and Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Estate shall vest in the Post-Consummation Estate and its representatives, and the Debtors and the Post-Consummation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

C.       Funding Expenses of the Post-Consummation Estate

         The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall be obligated to provide any funding with respect to the Post-Consummation Estate after they transfer the Post-Consummation Estate Assets to the Post-Consummation Estate. As more fully described in the Post-Consummation Estate Agreement, any Cash in the Post-Consummation Estate shall be applied in accordance with the terms of the Post-Consummation Estate Budget, first, to the fees, costs, expenses (each of the foregoing in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget) and liabilities of the Plan Administrator, second, to satisfy any other administrative and wind down expenses of the Post-Consummation Estate (each in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget), and third, to the distributions provided for pursuant to the Plan.

D.       Corporate Action

         Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Finance Company Debtors, the Finance Company Debtors' shareholders or the Debtors' boards of directors. To the extent such action has not been completed subsequent to the entry of the Substantive Consolidation Order, the Finance Company Debtors (and their boards of directors) shall dissolve or otherwise terminate their existence following the Effective Date and are authorized to dissolve or terminate the existence of wholly-owned non-Debtor subsidiaries following the Effective Date as well as any remaining health, welfare or benefit plans. As provided herein, the entry of the Substantive Consolidation Order does not adversely affect the rights, claims, liens, mortgages or security interests of Holders of Secured Claims in their respective Collateral.

E.       Appointment of Plan Administrator

         On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator and the Plan Administrator shall be appointed in accordance with the Post-Consummation Estate Agreement. CFC, in its sole and absolute discretion, shall designate the Plan Administrator.

F.       Cancellation of Notes, Instruments, Debentures and Equity Securities

         On the Effective Date, except to the extent provided otherwise in the Plan or the CFN Purchase Agreement, all notes, instruments, certificates and other documents evidencing Claims and all Equity Interests in any of the Finance Company Debtors shall be canceled and deemed terminated.

G.       Creation of Professional Fee Escrow Account

         On the earlier to occur of (i) the date on which the Finance Company Debtors receive the proceeds under the GE Purchase Agreement, (ii) the CFN Closing Date or (iii) the Effective Date, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the Professional Fee Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

H.       Creation of Employee Benefit Escrow Account

         On the earlier to occur of (i) the date on which the Finance Company Debtors receive the proceeds under the GE Purchase Agreement, (ii) the CFN Closing Date or (iii) the Effective Date, and to the extent funds are available after all Administrative Claims are reserved or accrued for under the Plan, the Post-Consummation Estate shall establish the Employee Benefit Escrow Account and reserve the amounts necessary to ensure the payment of the Shared Employee Benefit Liabilities. To the extent there are sufficient available funds, in no event shall the amount so reserved on the Effective Date be less than the amount necessary to fund the existing or potential future obligations of any Finance Company Debtor with respect to any Shared Employee Benefit Liabilities which have accrued or may in the future accrue with respect to Finance Company Debtor Employees.

I.       Creation of Lehman Escrow Account

         On the CFN Closing Date the Finance Company Debtors (other than the Subject Subsidiaries) or the Plan Administrator, as the case may be, shall establish the Lehman Escrow Account and reserve the amounts necessary for the payment of the Allowed Lehman Secured Claims under the Plan.

J.       Creation of 93/94 Note Claim Escrow Account

         On the later of the GE Closing Date or the date on which the Finance Company Debtors receive the proceeds under the GE Purchase Agreement, and pursuant to the GE Sale Order, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the 93/94 Note Claim Escrow Account and reserve the amounts necessary for the payment of the Allowed 93/94 Note Claims under the Plan.

K.       Creation of Consent Agreement Reserve Account

         On the CFN Closing Date, CFC shall fund the Consent Agreement Reserve Account.

L.       Creation of Post-Consummation Estate Budget Escrow Account

         On the earlier to occur of the CFN Closing Date and the Effective Date, CFC shall establish the Post-Consummation Estate Budget Escrow Account and reserve the amounts necessary for the payment of the Post-Consummation Estate Budget.

M.       Creation of BED Escrow Account

         On the CFN Closing Date, CFC shall establish the BED Escrow account in the amount of $1,412,401.34.

N.       Retiree Benefits

         The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall timely pay any retiree benefits as defined in
Section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Finance Company Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

                                  Article VII.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       Assumption and Rejection of Executory Contracts and Unexpired Leases

         Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, which the Finance Company Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale Transactions or otherwise), or that are not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors-in-Possession on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B.       Rejection Claims; Cure of Defaults

         If the rejection of an executory contract or unexpired lease pursuant to Plan consummation results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been Filed, shall be forever barred and shall not be enforceable against the Finance Company Debtors, the Post-Consummation Estate, or their properties, successors or assigns, unless a Proof of Claim is Filed and served upon counsel for the Debtors on or before thirty (30) days after the later to occur of (i) the Effective Date; and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

                                 Article VIII.

                       PROVISIONS REGARDING DISTRIBUTIONS

A.       Time and Method of Distributions

         The Plan Administrator, on behalf of the Post-Consummation Estate, or such other Entity as may be designated by the Plan Administrator, on behalf of the Post-Consummation Estate, will make all distributions under the Plan. The Plan Administrator will make initial distributions at its sole discretion after the Effective Date. Whenever any distribution to be made under the Plan is due on a day other than a Business Day, the Plan Administrator will make each such distribution, without interest, on the immediately succeeding Business Day, but will be deemed to have been made on the date due. Unless the Entity receiving a payment agrees otherwise, the Plan Administrator, at its election will make any payment in Cash to be made by the Post-Consummation Estate by check drawn on a domestic bank or by wire transfer from a domestic bank. Distributions referred to in this Article refer to Unsecured Claims and shall be made after paying all Allowed DIP Facility Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Lehman Secured Claims Allowed 93/94 Note Claims, and after establishing and funding the 93/94 Note Claim Escrow Account, Employee Benefit Escrow Account, Lehman Escrow Account, Professional Fee Escrow Account, Consent Agreement Reserve Account, Post-Consummation Estate Budget Escrow Account and BED Escrow Account.

         With respect to any distribution to the trustees under the manufactured housing securitization trusts, the Plan Administrator will provide such trustees, to the extent known, a written schedule setting forth the amount being distributed to each such trust and each class of Claims therein.

B.       Manner of Payment under the Plan

         Any payment in Cash to be made by the Debtors or the Plan Administrator shall be made, at the election of the Debtors or the Plan Administrator, as the case may be, by check drawn on a domestic bank or by wire transfer from a domestic bank.

C.       Delivery of Distributions

         Subject to the provisions of Fed. R. Bankr. P. 2002(g), and except as otherwise provided herein, distributions and deliveries to Holders of record of Allowed Claims shall be made at the address of each such Holder set forth on the Finance Company Debtors' books and records unless superseded by the address set forth on proofs of claim filed by any such Holders, or at the last known address of such a Holder if no proof of claim is filed or if the Finance Company Debtors has been notified in writing of a change of address. Except as further provided by the Plan or the Bankruptcy Code, the Plan Administrator will make all distributions in accordance with the provisions of the applicable indenture participation agreement, loan agreement or analogous instrument or agreement, if any.

D.       Undeliverable Distributions

         1.  Holding of Undeliverable Distributions:

             If any distribution to any Holder is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified, in writing, of such Holder's then-current address. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Plan Administrator to attempt to locate any Holder of an Allowed Claim or an Allowed Interest.

         2.  Failure to Claim Undeliverable Distributions:

             Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within six (6) months from and after the date such distribution is returned as undeliverable shall have such holder's Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Post-Consummation Estate, the Plan Administrator or the Post-Consummation Estate Assets. In such case, any consideration held for distribution on account of such Claim or Interest shall revert to the Post-Consummation Estate for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

E.       Compliance with Tax Requirements/Allocation

         To the extent applicable, the Post-Consummation Estate shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

F.       Time Bar to Cash Payments

         Checks issued by the Plan Administrator on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Plan Administrator by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made within six (6) months from and after the date of issuance of such check. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Post-Consummation Estate shall retain all monies related thereto for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

G.       Distributions after Effective Date

         Distributions made after the Effective Date to Holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date. Unless otherwise specifically provided in the Plan, the Finance Company Debtors shall not be obligated to pay interest on account of any Claim not paid on the Effective Date other than interest accumulating in such respective escrow account (if any) from which such Claim would be paid if, and when, deemed Allowed.

H.       Fractional Dollars; De Minimis Distributions

         Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. The Plan Administrator will not make any payment of less than Fifty Dollars ($50) with respect to any Allowed Claim unless a request therefor is made in writing to the Plan Administrator on or before ninety (90) days after the Effective Date.

I.       Setoffs

         The Plan Administrator may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors may possess against such holder; and, provided, further, that nothing contained in the Plan is intended to limit the rights of any Creditor to effectuate a set-off prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

J.       Setoff of Certain Intercompany Notes

         As of the Initial Petition Date CFC owed CIHC $277,376,671 under the CFC/CIHC Intercompany Note, and CIHC owed CFC $315,030,986 under the CIHC/CFC Intercompany Note. The Prepetition Note Balance owing by CIHC to CFC under those two notes is $37,654,315. On the Effective Date, the CFC/CIHC Intercompany Note will be set off against the CIHC/CFC Intercompany Note. The Prepetition Note Balance will be set off against prepetition Claims of CIHC and its affiliates against CFC.

K.       Preservation of Finance Company Debtors' Subordination Rights

         All subordination rights and claims relating to the subordination by the Finance Company Debtors of the Allowed Claim of any Creditor shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise, except as otherwise provided in the Plan.

L.       Waiver by Creditors of All Subordination Rights

         Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each holder of a Claim has individually and collectively with respect to any such distribution made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

M.       Settlement of Claims and Controversies

         Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim with respect thereto, or any distribution to be made on account of such an Allowed Claim.

                                  Article IX.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.       Objections to Claims; Prosecution of Disputed Claims

         1. The Finance Company Debtors or the Post-Consummation Estate shall object to the allowance of Claims or Equity Interests Filed with the Bankruptcy Court with respect to which they dispute liability or allowance in whole or in part. All objections shall be litigated prior to Final Order; provided, however, that the Plan Administrator (within any parameters as may be established by the Post-Consummation Estate Agreement) shall have the authority to file, settle, compromise or withdraw any objections to Claims, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors, the Post-Consummation Estate or the Plan Administrator, as the case may be, will file and serve all objections to Claims as soon as practicable.

         2. Notwithstanding the foregoing, the Plan Administrator, on behalf of the Post-Consummation Estate, shall have the exclusive right to object to the allowance of Administrative Expense Claims and Secured Claims for (i) one hundred eighty (180) days from the Effective Date if no deadline to object to such Claims is set by the Bankruptcy Court or (ii) up to the forty-fifth (45th) day prior to any deadline to object to such Claims ordered by Bankruptcy Court (the "Objection Period"); provided, however, that the Plan Administrator shall have the right to seek extension of the Objection Period.

B.       Estimation of Claims

         The Finance Company Debtors or the Plan Administrator, on behalf of the Post-Consummation Estate, may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Plan Administrator previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Post-Consummation Estate may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.       Controversy Concerning Impairment

         If a controversy arises as to whether any Claims or Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine that controversy before the Confirmation Date.

D.       Payments and Distributions on Disputed Claims

         1. Notwithstanding any provision hereof to the contrary, except as otherwise agreed to by the Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date), or the Plan Administrator, on behalf of the Post-Consummation Estate, in their sole discretion, no partial payments or partial distributions will be made in satisfaction of a Disputed Claim until it is resolved by settlement or a Final Order.

         2. Notwithstanding the foregoing, the Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) or Plan Administrator, as the case may be, will set aside for each Holder of a Disputed Claim such portion of Cash as necessary to provide required distributions if that Claim were an Allowed Claim, either based upon the amount of the Claim as filed with the Bankruptcy Court or the amount of the Claim as estimated by the Bankruptcy Court.

         3. At such time as a Disputed Claim becomes, in whole or in part an Allowed Claim, the Plan Administrator shall distribute to the Holder thereof the distributions, if any, to which such Holder is then entitled under the Plan. Such distribution, if any, will be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order. No interest will be paid on Disputed Claims that later become Allowed or with respect to any distribution in satisfaction thereof to a Holder.

                                   Article X.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                         AND EFFECTIVE DATE OF THE PLAN

A.       Conditions Precedent to Confirmation

         The following are conditions precedent to confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below.

         1. The entry of the Confirmation Order and the Substantive Consolidation Orders as Final Orders in form and substance satisfactory to the Finance Company Debtors.

         2. The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall have submitted the Post-Consummation Estate Budget.

         3. The Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date).

         4. The Plan Administrator shall be identified in the sole discretion of CFC.

B.       Conditions Precedent to Effective Date of the Plan

         The following are conditions precedent to Consummation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

         1. The Sale Transactions shall have closed.

         2. All other actions and documents necessary to implement the Plan shall have been effected or executed, including the Post-Consummation Estate Agreement.

         3. The Post-Consummation Estate shall have sufficient cash to permit payment of all Claims pursuant to section 1129(a)(9) of the Bankruptcy Code.

         4. The Post-Consummation Estate shall have sufficient Cash to permit payment of all expenses under the Post-Consummation Estate Budget.

         5. The Post-Consummation Estate Budget shall have been approved by the Bankruptcy Court.

         6. The Professional Fee Escrow, the Employee Benefit Escrow Account, the Lehman Escrow Account, the 93/94 Note Claim Escrow Account, Consent Agreement Reserve Account, Post-Consummation Estate Budget Escrow Account and BED Escrow Account shall be funded as required under the Plan.

         7. The Holding Company Debtors' plan of reorganization shall have been declared effective.

C. Waiver of Conditions Precedent

         CFC, in its sole discretion, may waive any of the conditions set forth in Article X.A or Article X.B above. If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

D.       Effect of Non-Occurrence of Consummation

         If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Finance Company Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

                                   Article XI.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.       Compromise and Settlement

         The allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in preceding sentence are settled, compromised and released pursuant hereto. In addition, the allowance, classification and treatment of Allowed Claims in Classes 3, 4 and 5 takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist between the Finance Company Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, as the case may be, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner.

B.       Releases by the Finance Company Debtors

         Except as otherwise specifically provided in the Plan or in the Plan Supplement, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Finance Company Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are deemed released by the Finance Company Debtors and the Post-Consummation Estate from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Finance Company Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any Releasee's obligations to repay its obligations under the D&O Credit Facilities.

C.       Releases by Holders of Claims

         On and after the Effective Date, each Holder of a Claim (a) who has accepted the Plan or (b) who receives a distribution of property if the Plan is confirmed, shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Finance Company Debtor, (x) a Finance Company Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents. No portion of the releases by the Holders of Claims in any way impairs any Releasee's obligations repay its obligations under the D&O Credit Facilities.

D.       Exculpation

         The Releasees, the Finance Company Debtors, the Committee, and the employees, agents, and Professionals of each of the foregoing (acting in such capacity only) shall neither have, nor incur any liability to any Person or Entity for any pre- or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre- or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Finance Company Debtors.

E.       Preservation of Rights of Action

         1.  Maintenance of Causes of Action

             Except as otherwise provided in the Plan or the Purchase Agreements, the Finance Company Debtors or the Post-Consummation Estate, as the case may be, shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases including the actions specified in the Plan Supplement.

             Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors may hold against any Entity shall vest in the Post-Consummation Estate. The Post-Consummation Estate, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action. The Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

         2.  Preservation of All Causes of Action Not Expressly Settled or
Released

             The Finance Company Debtors are currently investigating whether to pursue potential Causes of Action against certain Persons or Entities. The investigation has not been completed to date, and, subject to the Releases granted in Article XI hereof, the Plan Administrator shall retain, on behalf of the Post-Consummation Estates, all rights on behalf of the Finance Company Debtors and the Post-Consummation Estates to commence and pursue any and all Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases) discovered in such an investigation to the extent the Plan Administrator deem appropriate. Potential Causes of Action currently being investigated by the Finance Company Debtors, which may but need not be pursued by the Finance Company Debtors prior to the Effective Date and by the Plan Administrator, on behalf of the Post-Consummation Estate, after the Effective Date, to the extent warranted, include, without limitation, (i) a list of potential Claims and Causes of Action that will be set forth in the Plan Supplement to the extent determined as of the date thereof; and (ii) Preference Actions that will be set forth in the Plan Supplement to the extent determined as of the date thereof (although the Finance Company Debtors and, after the Effective Date, the Plan Administrator, on behalf of the Finance Company Debtors and the Post-Consummation Estate reserve all rights to pursue any and all Preference Actions discovered subsequent to the Filing Date of the Plan Supplement). Additionally, without limitation, the Finance Company Debtors hereby reserve their rights to pursue:

               (a) Any other Causes of Action (excluding any potential Causes of Action encompassed by the Releases), whether legal, equitable or statutory in nature, arising out of, or in connection with the Finance Company Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other Person or Entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise;

               (b) Any and all avoidance actions pursuant to any applicable section of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the
         Bankruptcy Code, arising from any transaction involving or concerning any of the Finance Company Debtors;

               (c) Any and all Causes of Action listed in the Schedule of Causes of Action set forth in the Plan Supplement; and

               (d) In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, in the Cause of Action Summary or in the List of Retained Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Finance Company Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein, or in the Cause of Action Summary or the List of Retained Causes of Action, is not intended to limit the rights of the Post-Consummation Estate to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Finance Company Debtors.

         Unless Causes of Action against a Person or Entity are expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Finance Company Debtors (before the Effective Date) and the Plan Administrator, on behalf of the Post-Consummation Estate (post-Effective Date), expressly reserve all Causes of Action and Unknown Causes of Action, including the Causes of Action described herein and in the Causes of Action Summary and the List of Retained Causes of Action, as well as any other Causes of Action or Unknown Causes of Action, for later adjudication and therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the confirmation or Consummation of the Plan. In addition, the Finance Company Debtors and the Post-Consummation Estate, and any successors-in-interest thereto, expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised on settled that are alleged in any lawsuit in which the Finance Company Debtors are a defendant or an interested party, including the lawsuits described in the Disclosure Statement, against any Person or entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

         Moreover, Causes of Action shall also include any causes of action that may arise after the Effective Date against any Person or Entity to whom the Finance Company Debtors have incurred an obligation (whether on account of services, Post-Consummation Equity, purchase or sale of goods or otherwise), or who has received services from the Finance Company Debtors or a transfer of money or property of the Finance Company Debtors, or who has transacted business with the Finance Company Debtors, or leased equipment or property from the Finance Company Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Finance Company Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not
(i) such Person or Entity has Filed a proof of Claim against the Finance Company Debtors in the Chapter 11 Cases; (ii) such Person's or Entity's proof of Claim has been objected to; (iii) such Person's or Entity's Claim was included in the Finance Company Debtors' Schedules; or (iv) such Person's or Entity's scheduled Claim has been objected to by the Finance Company Debtors or has been identified by the Finance Company Debtors as disputed, contingent, or unliquidated.

         Except as otherwise provided in the Plan or in any contract, instrument, release, Indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors, Estates, or Post-Consummation Estates may hold against any Person or Entity, including but not limited to those Causes of Action listed in the Disclosure Statement, shall vest in the Post-Consummation Estate, and the Post-Consummation Estate shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and Post-Consummation Estates, any and all such Claims, rights, or Causes of Action. The Plan Administrator on behalf of the Post-Consummation Estate may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with the best interests of the Post-Consummation Estate. Subject to Article XII herein, the Plan Administrator on behalf of the Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

F.       Discharge of Claims and Termination of Equity Interests

         Except as otherwise provided herein, and except with respect to the Post-Confirmation Estate: (a) the rights afforded herein and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of, all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Finance Company Debtors or any of their assets or properties, (b) on the Effective Date, all such Claims against, and Equity Interests in, the Finance Company Debtors shall be satisfied, discharged and released in full, and (c) all Persons shall be precluded from asserting against the Finance Company Debtors, the Post-Confirmation Estates, their successors or their assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

G.       Injunction

         Except as otherwise expressly provided in the Plan, the Holding Company Debtors' Plan, or obligations issued pursuant to the Plan, or Holding Company Debtors' Plan, all Persons who have held, hold or may hold Claims against or Equity Interests in the Finance Company Debtors or the Releasees are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Finance Company Debtors, Holding Company Debtors, Affiliates of the Finance Company Debtors or Holding Company Debtors, the Releasees, and the Official Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against those parties listed in subparagraph (a) above; (c) creating, perfecting, or enforcing any encumbrance of any kind against those parties listed in subparagraph (a) above, or the property or estates of those parties listed in subparagraph (a) above; (d) except with respect to the Holding Company Debtors, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from those parties listed in subparagraph (a) above or against the property or estates of those parties listed in subparagraph (a) above with respect to any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

                                  Article XII.

                POST-CONSUMMATION ESTATE; THE PLAN ADMINISTRATOR

A.       Generally

         The powers, authority, responsibilities and duties of the Post-Consummation Estate and the Plan Administrator are set forth in and shall be governed by the Post-Consummation Estate Agreement. The Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall have the sole discretion to appoint the Plan Administrator, and shall have the sole authority to administer all assets prior to their transfer to the Post-Consummation Estate.

B.       Purpose of the Post-Consummation Estate

         The Post-Consummation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Estate. The Post-Consummation Estate shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the Post-Confirmation Estate Agreement. The Post-Consummation Estate is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

C.       Transfer of Assets

         1. The transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate shall be made, as provided herein, for the benefit of the holders of Allowed Claims only to the extent such holders are entitled to distributions under the Plan. On the Effective Date, and after the Finance Company Debtors' payments and/or funding of such reserves, on behalf of the holders of Allowed Claims, the Finance Company Debtors shall transfer title to all remaining assets and such reserves (subject only to such specified liabilities) to the Post-Consummation Estate. Upon the transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate, the Finance Company Debtors shall have no interest in or with respect to the Post-Consummation Estate Assets or the Post-Consummation Estate. Notwithstanding the foregoing, to the extent that the Finance Company Debtors determine that any such transfer may implicate an exclusion in any Director and Officer Insurance Policy, the Cause of Action at issue shall be assigned in another manner determined by the Finance Company Debtors in their sole discretion.

         2. For all federal income tax purposes, all parties (including, without limitation, the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) shall treat the transfer of assets to the Post-Consummation Estate in accordance with the terms of the Plan, as a transfer of such assets by the Finance Company Debtors to the Holders of Allowed Claims and followed by a transfer by such Holders to the Post-Consummation Estate, and the Post-Consummation Estate Beneficiaries shall be treated as the grantors and owners thereof.

D.       Valuation of Assets

         As soon as practicable after the Effective Date, the Post-Consummation Estate (to the extent that the Plan Administrator deems it necessary or appropriate in the Plan Administrator's sole discretion) shall value the Post-Consummation Estate Assets based on the good faith determination of the Post-Consummation Estate and the Post-Consummation Estate shall apprise the beneficiaries of the Post-Consummation Estate of such valuation. The valuation shall be used consistently by all parties (including the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of these assets.

E.       Distribution; Withholding

         At least annually, the Plan Administrator shall distribute to the beneficiaries of the Post-Consummation Estate all net cash income plus all net cash proceeds from the liquidation of assets; provided, however, that the Post-Consummation Estate may retain such amounts pursuant to the terms of the Post-Consummation Estate Budget (i) as are necessary in the discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Consummation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Consummation Estate or in respect of the Post-Consummation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Consummation Estate (or to which the Post-Consummation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Consummation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Consummation Estate Agreement; provided, further, that of the net amount distributable, the Plan Administrator shall reserve, in accordance with Article IX.D hereof, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Consummation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan Administrator's sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. After appropriate reserves have been established to fund amounts set forth above and as identified in the Post-Consummation Estate Budget (including amounts to pay Allowed Administrative Expense Claims, Priority Tax Claims, Other Priority Non-Tax Claims and the fees and expenses of the Plan Administrator and the Post-Consummation Estate), the funds to be distributed to the Holders of Allowed Class 5 Claims shall be distributed to such Holders on a Pro Rata basis at the sole discretion of the Plan Administrator.

F.       Post-Consummation Estate Implementation

         On the Effective Date, the Post-Consummation Estate will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions under the Plan. The Post-Consummation Estate Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Consummation Estate as a grantor trust and the Holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including the Finance Company Debtors, the Plan Administrator and holders of Allowed Claims) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Post-Consummation Estate.

G.       Disputed Claims Reserve

         The Plan Administrator shall maintain, in accordance with the Plan Administrator's powers and responsibilities as described herein and in the Post-Consummation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided herein, as such Disputed Claims are resolved by settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

H.       Termination of Post-Consummation Estate

         The Post-Consummation Estate will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Estate for a finite period, if such an extension is necessary to liquidate of the Post-Consummation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-Consummation Estate as a grantor trust for federal income tax purposes.

I.       Termination of Plan Administrator

         The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Consummation Estate Agreement.

J.       Exculpation; Indemnification

         Except as modified by the Post-Consummation Estate Agreement, no Holder of a Claim or any other party-in-interest will have, or otherwise pursue, any Claim or Cause of Action against the Plan Administrator, the Post-Consummation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Consummation Estate (solely in the performance of their duties thereas) for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct.

                                 Article XIII.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

         2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

         4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

         5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Finance Company Debtor that may be pending on the Effective Date, or that, pursuant to the Plan, may be instituted by the Plan Administrator or the Post-Consummation Estate after the Effective Date; provided however that the Plan Administrator and the Post-Consummation Estate shall reserve the right to commence collection actions, actions to recover receivables and other similar actions in all appropriate jurisdictions;

         6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Post-Consummation Estate Agreement;

         7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

         9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XI hereof and enter any orders that may be necessary or appropriate to implement such releases, injunction and other provisions;

         10. enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, the Post-Consummation Estate Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement or the Post-Consummation Estate Agreement; and

         12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  Article XIV.

                            MISCELLANEOUS PROVISIONS

A.       Modification of Plan Supplement

         Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than ten days before the Confirmation Hearing. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIV.E hereof. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/Conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

B.       Effectuating Documents, Further Transactions and Corporation Action

         Each of the Finance Company Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

         Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the general corporation laws of the States of Minnesota, Delaware, New York, Pennsylvania, Minnesota, Nevada, Alabama, Kentucky, Utah and Texas (as appropriate) without any requirement of further action by the shareholders or directors of the Finance Company Debtors.

C.       Dissolution of Committee(s)

         Upon the Effective Date, the Committee shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and Committee Members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

D.       Payment of Statutory Fees

         All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

E.       Modification of Plan

         Subject to the limitations contained in the Plan:

         1. the Finance Company Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and

         2. after the entry of the Confirmation Order, the Finance Company Debtors, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

F.       Revocation of Plan

         The Finance Company Debtors reserve the right (with the prior consent of the Creditors Committee) to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

G.       Successors and Assigns

         The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.       Reservation of Rights

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Finance Company Debtor with respect to this Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Finance Company Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.       Section 1146 Exemption

         Pursuant to section 1146(c) of the Bankruptcy Code, under this Plan,
(i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means;
(iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

         All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of this Plan. Specifically, because the Sale Transactions are being conducted pursuant to this Plan, any instrument of transfer that would effect transfer of the Divested Assets as proposed in pleadings filed in these Chapter 11 Cases may not be taxed under any law imposing a stamp tax or similar tax.

J.       Further Assurances

         The Debtors and all Holders of Claims or Equity Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.       Service of Documents

         Any pleading, notice or other document required by the Plan to be served on or delivered to the Finance Company Debtors shall be sent by first class U.S. mail, postage prepaid to:

Conseco Finance Corp.,                                       with copies to:
Conseco Finance Servicing Corp.,                             --------------
Conseco Finance Corp. - Alabama,                             Kirkland & Ellis
Conseco Finance Credit Corp.,                                200 E. Randolph Drive
Conseco Finance Consumer Discount Company,                   Chicago, Illinois 60601
Conseco Finance Canada Holding Company,                      Attn: James H.M. Sprayregen, P.C.
Conseco Finance Canada Company,                                    Anup Sathy
Conseco Finance Loan Company,                                      Roger J. Higgins
Rice Park Properties Corporation,                                  Ross M. Kwasteniet
Landmark Manufactured Housing, Inc.,
Conseco Finance Net Interest Margin Finance Corp. I,
Conseco  Finance Net Interest  Margin  Finance  Corp.  II,
Green Tree Finance Corp. - Two,
Conseco Agency of Nevada, Inc.,
Conseco Agency of New York, Inc.,
Green Tree Floorplan Funding Corp.,
Conseco Agency, Inc.,
Conseco Agency of Alabama, Inc.,
Conseco Agency of Kentucky, Inc.,
Crum-Reed General Agency, Inc.,
Mill Creek Servicing Corporation
Conseco Finance Credit Card Funding Corp.,
Green Tree Residual Finance Corp. I,
Green Tree Finance Corp.- Five
  345 St. Peter Street
  1100 Landmark Towers
  Saint Paul, MN, 55102
  Attn:   Brian Corey, General Counsel

L.       Transactions on Business Days

         If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

M.       Filing of Additional Documents

         On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

N.       Post-Effective Date Fees and Expenses

         From and after the Effective Date, the Plan Administrator on behalf of the Post-Confirmation Estates shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Post-Confirmation Estates related to the Consummation and to the implementation of this Plan.

O.       Severability

         The provisions of this Plan shall not be severable unless such severance is agreed to by the Finance Company Debtors or, if after the Effective Date, by the Plan Administration, on behalf of the Post-Confirmation Estates, and such severance would constitute a permissible modification of this Plan pursuant to section 1127 of the Bankruptcy Code.

P.       Conflicts

         To the extent any provision of the Post-Consummation Estate Agreement, the Disclosure Statement, or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of this Plan, the terms and provisions of this Plan shall govern and control, provided however that nothing in this Plan shall be deemed to modify or supercede any of the terms of the Final DIP Order, the CFN Sale Order, the GE Sale Order or the Cash Management Order.

Q.       Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and still extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

R.       Entire Agreement

         This Plan and the Plan Supplement (as amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan.

S.       Closing of the Chapter 11 Cases

         The Post-Consummation Estate shall promptly, upon the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Fed. R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 cases.

Dated:  May 7, 2003                   Respectfully Submitted,


CONSECO FINANCE CORP.

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President & CEO



CONSECO FINANCE SERVICING CORP.

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



GREEN TREE RESIDUAL FINANCE CORP. I

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



GREEN TREE FINANCE CORP.-FIVE

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE NET INTEREST MARGIN FINANCE CORP. I

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE NET INTEREST MARGIN FINANCE CORP. II

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President

CRUM-REED GENERAL AGENCY, INC.

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President



GREEN TREE FINANCE CORP.-TWO

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE CANADA COMPANY (Green Tree Financial Canada Company)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President




CONSECO AGENCY OF KENTUCKY, INC. (Green Tree Agency of Kentucky, Inc.)

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President



LANDMARK MANUFACTURED HOUSING, INC.

By:  /s/ Brian F. Corey
    ----------------------------
Name:    Brian F. Corey
Title:   Senior Vice President and Secretary

CONSECO AGENCY OF ALABAMA, INC. (Green Tree Agency of Alabama, Inc.)

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President



RICE PARK PROPERTIES CORPORATION

By:  /s/ James R. Breakey
    ----------------------------
Name:    James R. Breakey
Title:   President



GREEN TREE FLOORPLAN FUNDING CORP.

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE LOAN COMPANY (Green Tree Financial Loan Company)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE CONSUMER DISCOUNT COMPANY (Green Tree Consumer Discount Company)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President

CONSECO FINANCE CANADA HOLDING COMPANY (Green Tree Financial
  Canada Holding Company)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE CREDIT CORP. (Green Tree Credit Corp.)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO AGENCY OF NEW YORK, INC. (GTA Agency, Inc.)

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President



CONSECO AGENCY INC. (Green Tree Agency, Inc.)

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President



CONSECO FINANCE CORP.-ALABAMA (Green Tree Financial Corp.-Alabama)

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President

CONSECO FINANCE CREDIT CARD FUNDING CORP.

By:  /s/ Charles H. Cremens
    ----------------------------
Name:    Charles H. Cremens
Title:   President





MILL CREEK SERVICING CORPORATION

By:  /s/ Todd G. Woodard
    ----------------------------
Name:    Todd G. Woodard
Title:   President



CONSECO AGENCY OF NEVADA, INC.

(Green Tree Agency of Nevada, Inc.)

By:  /s/ Joseph E. Huguelet, III
    ----------------------------
Name:    Joseph E. Huguelet, III
Title:   President

Prepared by:

James H.M. Sprayregen, P.C. (ARDC No. 6190206)
Anup Sathy (ARDC No. 6230191)
Roger J. Higgins (ARDC No. 6257915)
Ross M. Kwasteniet (ARDC No. 6276604)
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION